SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934



                 Commission file Number 0-27618



Date of Report (Date of earliest event reported) January 9, 1997

                  COLUMBUS McKINNON CORPORATION
     (Exact name of registrant as specified in its charter)



         NEW YORK                                 16-0547600
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)




      140 JOHN JAMES AUDUBON PKWY., AMHERST, NY  14228-1197
      (Address of principal executive offices)   (Zip Code)



                (Registrant's telephone number,
               including area code) (716) 689-5400



                        NOT APPLICABLE
      (Former name, former address and former fiscal year,
                  if changed since last report)

Item 5.   Other

     (a) L Acquisition Corporation, a Delaware corporation (the "Purchaser"), and a wholly owned subsidiary of Columbus McKinnon Corporation, a New York corporation (the "Company"), has completed its acquisition of Spreckels Industries, Inc. ("Spreckels") (known as Yale International, Inc.) by merging Columbus McKinnon's wholly-owned subsidiary with and into Spreckels pursuant to the terms of its merger agreement with Spreckels. Each outstanding share of Spreckels Class A common stock ("Shares") which was not tendered and purchased in the tender offer for the Shares which closed on October 17, 1996 was, pursuant to the terms of the merger, cancelled, extinguished and converted into the right to receive $24.00 per Share in cash, without interest, as a result of the merger.

 Item 7.  Exhibits

     (a)  Exhibits.

          (99) Text of press release dated January 9, 1997 announcing the completion of the acquisition of Spreckels by the Company.

                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                              COLUMBUS McKINNON CORPORATION


Date:     January 9, 1997     By/s/ Robert L. Montgomery, Jr.
                                    Robert L. Montgomery, Jr.
                                    Executive Vice President and
                                    Chief Financial Officer

                                                     Exhibit (99)

                  COLUMBUS MCKINNON CORPORATION
                    COMPLETES ACQUISITION OF
                    YALE INTERNATIONAL, INC.


                                            FOR IMMEDIATE RELEASE
                                                  January 9, 1997


AMHERST, NY -- Columbus McKinnon Corporation (Nasdaq: CMCO) today announced that it had completed its acquisition of Spreckels Industries, Inc. (doing business as Yale International, Inc.) by merging its wholly-owned subsidiary with and into Spreckels pursuant to the terms of its merger agreement with Spreckels.

          Each outstanding share of Spreckels Class A Common Stock ("Shares") which were not tendered and purchased pursuant to the tender offer were, pursuant to the terms of the merger, cancelled, extinguished and converted into the right to receive $24.00 in cash, without interest, as a result of the merger.

          Columbus McKinnon Corporation designs, manufactures and sells a broad range of material handling, lifting and positioning products which are sold in the domestic and international markets. Its products are sold through distributors to end-users for numerous applications in the general manufacturing, crane building, mining, construction, transportation, entertainment, power generation, waste management, agriculture, marine, medical and other markets, and to hardware and farm equipment distributors, mass merchandisers and rental outlets for consumer use.

          Columbus McKinnon Stock trades on the Nasdaq National
Market System under the symbol,"CMCO."

          CONTACT:  Robert L. Montgomery, Jr. Executive Vice
President and Chief Financial Officer of Columbus McKinnon
Corporation, (716) 689-5400.


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